Exhibit 32.2

FOOTHILL INDEPENDENT BANCORP

Annual Report on Form 10-K

for the Year ended December 31, 2005

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of Foothill Independent Bancorp (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the year ended December 31, 2005, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated March 15, 2006

/s/ CAROL ANN GRAF
Carol Ann Graf
Senior Vice President
and Chief Financial Officer